Exhibit 5.4

Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

[LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP]

September 25, 2026

Deutsche Bank AG

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

We have been appointed as special United States products counsel of Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 on March 28, 2024 and a Pre-Effective Amendment No. 1 thereto dated April 26, 2024 (together, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i) the Bank’s Senior Notes, Series A (the “Senior Notes”), to be issued from time to time pursuant to the Amended and Restated Senior Indenture, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Senior Indenture dated as of April 26, 2024 (as so amended and supplemented, the “Senior Indenture”), among the Bank, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar, (ii) the Bank’s Senior Debt Funding Notes, Series E (the “Senior Debt Funding Notes”), to be issued from time to time pursuant to the Amended and Restated Senior Debt Funding Indenture dated August 3, 2021, as amended and supplemented by the First Supplemental Senior Debt Funding Indenture dated as of April 26, 2024 (as so amended and supplemented, the “Senior Debt Funding Indenture”), among the Bank, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar and (iii) the Bank’s Eligible Liabilities Senior Notes, Series D (the “EL Senior Notes” together with the Senior Notes and the Senior Debt Funding Notes, the “Notes”), to be issued from time to time pursuant to the Amended and Restated Eligible Liabilities Senior Indenture, dated as of August 3, 2021, as amended and supplemented by the First Supplemental Eligible Liabilities Senior Indenture dated as of April 26, 2024 (as so amended and supplemented, the “Eligible Liabilities Senior Indenture” and, together with the Senior Indenture and the Senior Debt Funding Indenture, as applicable, the “Indenture”), among the Bank, The Bank of New York Mellon, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, authenticating agent, issuing agent and registrar.

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below.

We have assumed that (a) duly authorized officers of the Bank will establish or determine the terms of the Notes and duly authorize the issuance and sale of the Notes and such authorization will not be modified or rescinded, (b) the effectiveness of the Registration Statement will not be terminated or rescinded, (c) all natural persons will have legal capacity and all documents, agreements and instruments will be duly authorized, executed and delivered (and authenticated, where applicable) by all parties thereto and that each such person’s signature is genuine, (d) all such parties will be validly existing and in good standing under the laws of their respective jurisdictions of organization, (e) all such parties will have the power and legal right to execute and deliver all such documents, agreements and instruments, and (f) (except to the extent expressly opined on herein) that such documents, agreements and instruments will be legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. We have also assumed that none of the terms of the Notes to be established or determined subsequent to the date hereof, nor the issuance or delivery of the Notes will violate any applicable law or public policy (without limitation, applicable usury laws) or will result in the violation of any provision of any instrument then binding on the Bank, or any restriction imposed by any court or governmental body having jurisdiction over the Bank.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, we are of the opinion that when the specific terms of a issuance of Notes have been duly established or determined in accordance with the Indenture and the Notes have been duly executed, authenticated and delivered by the applicable trustee in the manner contemplated in the Indenture and the applicable underwriting or other distribution agreement against payment therefor, the Notes will be binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the effect of laws that may limit the waiver of rights or benefits under or defenses with respect to applicable usury laws.

We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 6-K dated September 25, 2026 filed by the Bank and incorporated by reference into the Registration Statement. In addition, if a prospectus supplement, pricing supplement or any other such document evidencing the final terms of an issuance of Notes (in any case, a “prospectus supplement”) relating to the offer and sale of any issuance of Notes is prepared and filed by the Bank with the Commission on a future date and the prospectus supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to the reference to our opinion and us in substantially such form:

“In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special United States products counsel to the issuer, when the [Securities/Notes] offered by this [prospectus supplement/pricing supplement] have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the [Securities/Notes] will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by German law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Group Legal Services of Deutsche Bank AG, in its opinion dated April 26, 2024 filed on that date with the Securities and Exchange Commission as Exhibit A of Exhibit 5.3 to the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the [Securities/Notes], authentication of the [Securities/Notes] and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated September 25, 2026 filed with the Securities and Exchange Commission as an exhibit to the Current Report on Form 6-K on September 25, 2026.”

This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Frank, Harris, Shriver & Jacobson LLP

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